EXHIBIT 15 - LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 10549

Commissioners:

We are aware that our report dated May 10, 1999, on our reviews of interim financial information of ITI Technologies, Inc. for the periods ended March 31, 1999 and 1998, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999, is incorporated by reference in the registration statements of ITI Technologies, Inc. on Form S-8 (Registrations Nos. 33-89826, 333-08943, 333-08945, 333-23751 and 333-58257).


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
May 17, 1999



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